Exhibit 99.1

PRESS RELEASE

US MEDIA CONTACT:	UK MEDIA CONTACT:
Mary Ellen Ynes	Tamsin McCormack
A&R Edelman	Intervoice
650-762-2849	+44 (0) 161 495 1459
mynes@ar-edelman.com	tamsin.maccormack@intervoice.com
FOR RELEASE ON FEBRUARY 28, 2007
Leading Middle Eastern Mobile Operator to Implement Intervoice Media Exchange Video Messaging
and Increase Voicemail Capacity
Intervoice HomeZone Functionality Enables Multimedia Applications
DALLAS — February 28, 2007 — Intervoice, Inc. (NASDAQ: INTV) today announced that it has secured a contract with a leading mobile operator in the Middle East to add Intervoice’s video messaging application and extend the capacity of their existing Intervoice Media Exchange platform. The added capacity will enable the carrier to deliver video and messaging services to more subscribers and be positioned for future growth. The mobile operator, a long-standing Intervoice customer, chose to deliver the new video services through its existing Intervoice messaging platform due to the flexibility and extensibility of the HomeZone™ “plug-in” framework within Media Exchange that makes it easy to add new applications and services. Intervoice Media Exchange enables mobile operators to use the same environment and tools to monitor, manage and report on the success of its service offerings. This new contract is estimated to be worth $4.8 million.
This mobile operator said that it selected the Intervoice Media Exchange, a next-generation application and service-creating platform, because it allows operators and providers to offer an attractive blend of multimedia applications — voice-navigated messaging email, images and video — all from a single subscriber platform. Built around a powerful core known as the Intervoice HomeZone, Media Exchange also provides comprehensive management of subscriber log-ins, profiles, contacts and greetings as well as extensive business intelligence reporting for the operator. Media Exchange is designed to maximize the useful life of an operator’s existing infrastructure while also opening a new standards-based pathway for future growth into third-generation IP Multimedia Subsystem (IMS) services.
“Mobile video is becoming a significant revenue driver as network operators and mobile-service providers are looking beyond traditional services,” said Jim Milton, Intervoice chief operating officer. “Our customer — a highly competitive operator with more than 11 million subscribers in the Middle East — recognizes how Media
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Exchange with video can be a key competitive advantage when it’s used at the heart of new service offerings. Video technology gives our customers the opportunity to revolutionize the services they offer to their subscribers.”
According to Milton, Intervoice led the way in overcoming the bandwidth issues that previously held back the delivery of a compelling video experience for mobile users. “By developing an easy-to-use customer interface that works in a mobile environment yet uses core technology standards to support video, Intervoice has integrated the industry’s most popular features and services into one flexible and scalable multimedia platform,” he said.
Intervoice said it is not unusual for the Company to receive large contracts. This contract or any other large contract is not necessarily indicative of the Company’s revenues or earnings for any fiscal quarter. The Company did not recognize any revenues under this contract for its fiscal year ending February 28, 2007. Intervoice currently anticipates recognizing substantially all revenue on this contract during the course of its fiscal year 2008.
About Intervoice
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. Intervoice’s Media Exchange platform, IP contact center software, IMS-enabled messaging products, and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward—looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q.

Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
Intervoice® is a registered trademark and HomeZone™ is a trademark of Intervoice Limited Partnership. Names and marks for products provided by Intervoice partners and/or suppliers are used herein for identification purposes and may be trademarks of their respective companies.
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